Exhibit 99.1

NEWS RELEASE

Media Contact:	Doug Kline
Sempra Energy
(877) 340-8875
dkline@sempra.com
www.sempra.com

Financial Contact:	Kendall Helm
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY’S

FIRST-QUARTER 2015 EARNINGS RISE

•

Company Reports Strong First-Quarter Operating Results

•

SoCalGas Now Recognizing Revenues on Seasonal Basis

SAN DIEGO, May 5, 2015 – Sempra Energy (NYSE: SRE) today reported first-quarter 2015 earnings of $437 million, or $1.74 per diluted share, up from $247 million, or $0.99 per diluted share, in the first quarter 2014.

Beginning in the first quarter 2015, Southern California Gas Co. (SoCalGas) adopted an order by the California Public Utilities Commission (CPUC) to recognize revenues from the utility’s core activities on a seasonally adjusted basis. The application of seasonality in revenues for SoCalGas will result in substantially all of SoCalGas’ annual earnings being reported in the first and fourth quarters of the year, but will not affect full-year operating earnings.

The $190 million increase in Sempra Energy’s first-quarter 2015 earnings included $113 million incremental earnings due to the seasonal adjustment at SoCalGas.

Sempra Energy’s first-quarter adjusted earnings were $428 million, or $1.71 per diluted share, in 2015, compared with $256 million, or $1.03 per diluted share, in 2014.  First-quarter 2015 GAAP results included a benefit of $13 million after-tax, due to the reduction in the loss related to the San Onofre Nuclear Generating Station (SONGS) closure, offset by a $4 million after-tax liquefied natural gas (LNG) development expense.  Last year’s first-quarter GAAP results included a $9 million after-tax charge related to the closure of SONGS.

 “Our strong first-quarter operating results keep us on track to meet both our growth expectations and our 2015 adjusted earnings guidance,” said Debra L. Reed, chairman and CEO of Sempra Energy.

CALIFORNIA UTILITIES

Southern California Gas Co.

Earnings for SoCalGas rose to $214 million in the first quarter 2015 from $78 million in last year’s first quarter, due primarily to higher authorized margin and the $113 million seasonal adjustment related to its core activities. This seasonal adjustment will result in a higher percentage of SoCalGas’ earnings being reported in the first and fourth quarters, but will have no effect on full-year operating earnings.

San Diego Gas & Electric

First-quarter earnings for SDG&E were $147 million in the first quarter 2015, up from $99 million in the year-earlier period, due primarily to higher CPUC-authorized margin, increased earnings from electric transmission operations and the benefit of $13 million from the reduction in the current year to the loss related to the SONGS closure.  In the first quarter 2014, SDG&E recorded a $9 million charge related to the SONGS closure.

SEMPRA INTERNATIONAL

Sempra Mexico

Sempra Mexico’s first-quarter earnings increased to $47 million in 2015 from $42 million in 2014, due primarily to revenue from the start-up of operations of the Los Ramones I pipeline and a section of the Sonora pipeline in the fourth quarter 2014.

Sempra South American Utilities

Sempra South American Utilities had earnings of $41 million in the first quarter 2015, up from $35 million in the first quarter 2014, due primarily to growth in electricity sales.

SEMPRA U.S. GAS & POWER

Sempra Renewables

Sempra Renewables had first-quarter earnings of $13 million in 2015, compared with $28 million in 2014. In last year’s first quarter, the company had a $16 million gain on the sale of a 50-percent equity interest in the Copper Mountain Solar 3 project.

Sempra Natural Gas

Earnings for Sempra Natural Gas were $2 million in the first quarter 2015, compared with $9 million in the first quarter 2014, due primarily to lower LNG earnings resulting from lower natural gas prices and LNG liquefaction development expense.

2015 ADJUSTED EARNINGS GUIDANCE

As announced previously, Sempra Energy’s adjusted earnings-per-share guidance range for 2015 is $4.60 to $5, which excludes the increase in earnings from the reduction in the current year to the loss related to the SONGS closure and the earnings decrease from potential LNG-related development activities.  Adjusted earnings-per-share guidance for 2015 also excludes the increase in earnings from the sale of the remainder of the Mesquite Power natural gas-fired generating facility, which will be recorded in the second quarter 2015.

NON-GAAP FINANCIAL MEASURES

Adjusted first-quarter earnings and adjusted earnings per share for both 2015 and 2014, as well as adjusted earnings guidance for 2015, are non-GAAP financial measures.  Additional information regarding these non-GAAP financial measures is in the appendix on Table A of the first-quarter financial tables.

INTERNET BROADCAST

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EDT with senior management of the company.  Access is available by logging onto the website at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 1953559.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2014 revenues of $11 billion.  The Sempra Energy companies’ 17,000 employees serve more than 32 million consumers worldwide.

# # #

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “plans,” “estimates,”  “projects,” “forecasts,” “contemplates,” “intends,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “potential,” “possible,”  ”proposed,”  “target,” “pursue,” “goals,” “outlook,” “maintain” or similar expressions, or discussions of guidance, strategies, plans, goals, opportunities, projections, initiatives, objectives or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions and the timing of actions, including issuances of permits to construct and licenses for operation, by the California Public Utilities Commission, California State Legislature, U.S. Department of Energy, Federal Energy Regulatory Commission, Nuclear Regulatory Commission, Atomic Safety and Licensing Board, California Energy Commission, U.S. Environmental Protection Agency, California Air Resources Board, and other regulatory, governmental and environmental bodies in the United States and other countries in which we operate; the timing and success of business development efforts and construction, maintenance and capital projects, including risks in obtaining, maintaining or extending permits, licenses, certificates and other authorizations on a timely basis and risks in obtaining adequate and competitive financing for such projects; energy markets, including the timing and extent of changes and volatility in commodity prices, and the impact of any protracted reduction in oil prices from historical averages; the impact on the value of our natural gas storage assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for natural gas storage services; delays in the timing of costs incurred and the timing of the regulatory agency authorization to recover such costs in rates from customers; capital markets conditions, including the availability of credit and the liquidity of our investments; inflation, interest and currency exchange rates; the impact of benchmark interest rates, generally Moody’s A-rated utility bond yields, on our California Utilities’ cost of capital; the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the North American transmission grid, pipeline explosions and equipment failures and the decommissioning of San Onofre Nuclear Generating Station (SONGS); cybersecurity threats to the energy grid, natural gas storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers, terrorist attacks that threaten system operations and critical infrastructure, and wars; the ability to win competitively bid infrastructure projects against a number of strong competitors willing to aggressively bid for these projects; weather conditions, conservation efforts, natural disasters, catastrophic accidents, and other events that may disrupt our operations, damage our facilities and systems, and subject us to third-party liability for property damage or personal injuries; risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments; risks posed by decisions and actions of third parties who control the operations of investments in which we do not have a controlling interest; risks inherent with nuclear power facilities and radioactive materials storage, including the catastrophic release of such materials, the disallowance of the recovery of the investment in, or operating costs of, the nuclear facility due to an extended outage and facility closure, and increased regulatory oversight; business, regulatory, environmental and legal decisions and requirements; expropriation of assets by foreign governments and title and other property disputes; the impact on reliability of San Diego Gas & Electric Company’s (SDG&E) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources; the impact on competitive customer rates of the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system; the inability or determination not to enter into long-term supply and sales agreements or long-term firm capacity agreements due to insufficient market interest, unattractive pricing or other factors; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond our control.  These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission. These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the company’s website at www.sempra.com.

Investors should not rely unduly on any forward-looking statements.  These forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to update or revise these forecasts or projections or other forward-looking statements, whether as a result of new information, future events or otherwise.

Sempra International, LLC, and Sempra U.S. Gas & Power, LLC, are not the same companies as the California utilities, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra International, LLC, and Sempra U.S. Gas & Power, LLC, are not regulated by the California Public Utilities Commission. Sempra International’s underlying entities include Sempra Mexico and Sempra South American Utilities. Sempra U.S. Gas & Power’s underlying entities include Sempra Renewables and Sempra Natural Gas.

SEMPRA ENERGY
Table A

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
(Dollars in millions, except per share amounts)	2015 (1)	2014
	(unaudited)
REVENUES
Utilities	$2,422	$2,485
Energy-related businesses	260	310
Total revenues	2,682	2,795
EXPENSES AND OTHER INCOME
Utilities:
Cost of natural gas	(346)	(620)
Cost of electric fuel and purchased power	(481)	(510)
Energy-related businesses:
Cost of natural gas, electric fuel and purchased power	(98)	(138)
Other cost of sales	(35)	(38)
Operation and maintenance	(658)	(676)
Depreciation and amortization	(303)	(286)
Franchise fees and other taxes	(107)	(105)
Plant closure adjustment	21	13
Gain on sale of equity interest	―	27
Equity earnings, before income tax	19	17
Other income, net	39	40
Interest income	7	4
Interest expense	(134)	(136)
Income before income taxes and equity earnings of certain unconsolidated subsidiaries	606	387
Income tax expense	(163)	(127)
Equity earnings, net of income tax	15	6
Net income	458	266
Earnings attributable to noncontrolling interests	(21)	(19)
Earnings	$437	$247

Basic earnings per common share	$1.76	$1.01
Weighted-average number of shares outstanding, basic (thousands)	247,722	245,277

Diluted earnings per common share	$1.74	$0.99
Weighted-average number of shares outstanding, diluted (thousands)	251,206	249,669

Dividends declared per share of common stock	$0.70	$0.66

(1)	Reflects the impact of seasonalization at Southern California Gas Co. as discussed on Table D.

SEMPRA ENERGY
Table A (Continued)

Sempra Energy Consolidated

RECONCILIATION OF SEMPRA ENERGY GAAP EARNINGS TO SEMPRA ENERGY ADJUSTED EARNINGS EXCLUDING
PLANT CLOSURE ADJUSTMENTS IN 2015 AND 2014 AND LNG LIQUEFACTION DEVELOPMENT EXPENSES IN 2015 (Unaudited)

Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share exclude 1) in 2015, a $13 million reduction in the plant closure loss related to the San Onofre Nuclear Generating Station (SONGS) due to California Public Utilities Commission (CPUC) approval of a compliance filing related to San Diego Gas & Electric Company's (SDG&E) authorized recovery of its investment in SONGS, and in 2014, a $9 million increase in the plant closure loss as a result of reaching a preliminary settlement agreement on the closure and 2) in 2015, $4 million of liquefied natural gas (LNG) liquefaction development expenses. Sempra Energy Adjusted Earnings and Adjusted Earnings Per Share are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States of America). Because of the significance and nature of these items, management believes that these non-GAAP financial measures provide a more meaningful comparison of the performance of Sempra Energy's business operations from 2015 to 2014 and to future periods, and also as a base for projection of future compounded annual growth rate. Management believes that these financial measures also provide a more meaningful measure of Sempra Energy's financial performance in 2015 in comparison to our previously issued adjusted earnings-per-share guidance. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods these non-GAAP financial measures to Sempra Energy Earnings and Diluted Earnings Per Common Share, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Three months ended March 31,
(Dollars in millions, except per share amounts)	2015	2014
Sempra Energy GAAP Earnings	$ 437	$ 247
Exclude:
Plant closure (adjustment) loss	(13)	9
LNG liquefaction development expenses	4	―
Sempra Energy Adjusted Earnings	$ 428	$ 256

Diluted earnings per common share:
Sempra Energy GAAP Earnings	$ 1.74	$ 0.99
Sempra Energy Adjusted Earnings	$ 1.71	$ 1.03
Weighted-average number of shares outstanding, diluted (thousands)	251,206	249,669

SEMPRA ENERGY 2015 ADJUSTED EARNINGS-PER-SHARE GUIDANCE RANGE

Sempra Energy 2015 Adjusted Earnings-Per-Share Guidance excludes 1) an estimated $0.14 per diluted share after-tax gain ($0.23 per diluted share, before tax) from the sale of the remaining block of the Mesquite Power plant, which sale closed in the second quarter of 2015 and 2) after-tax development costs associated with the potential expansion of our LNG business. Sempra Energy 2015 Adjusted Earnings-Per-Share Guidance is a non-GAAP financial measure. Because of the significance and nature of the excluded items, management believes this non-GAAP measure provides better clarity into the ongoing results of the business and the comparability of such results to prior and future periods. Sempra Energy 2015 Adjusted Earnings-Per-Share Guidance should not be considered an alternative to diluted earnings per share determined in accordance with GAAP. Due to the uncertainty regarding the nature, timing and amount of the potential LNG development-related costs we may incur during the full-year 2015 and the extent to which such costs may be capitalized rather than expensed, we are not able to provide a reasonable estimate of such costs at this time. Accordingly, we are not able to provide a corresponding GAAP equivalent to our 2015 Adjusted Earnings-Per-Share Guidance.

San Diego Gas & Electric Company (SDG&E)

RECONCILIATION OF SDG&E GAAP EARNINGS TO SDG&E ADJUSTED EARNINGS EXCLUDING PLANT CLOSURE ADJUSTMENTS
IN 2015 AND 2014 (Unaudited)

SDG&E Adjusted Earnings exclude in 2015, a $13 million reduction in the plant closure loss related to SONGS due to CPUC approval of a compliance filing related to SDG&E's authorized recovery of its investment in SONGS, and in 2014, a $9 million increase in the plant closure loss as a result of reaching a preliminary settlement agreement on the closure. SDG&E Adjusted Earnings is a non-GAAP financial measure. Because of the significance and nature of these items, management believes that this non-GAAP financial measure provides a more meaningful comparison of the performance of SDG&E's business operations from 2015 to 2014 and to future periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles for historical periods this non-GAAP financial measure to SDG&E Earnings, which we consider to be the most directly comparable financial measure calculated in accordance with GAAP.

	Three months ended March 31,
(Dollars in millions)	2015	2014
SDG&E GAAP Earnings	$ 147	$ 99
Exclude:
Plant closure (adjustment) loss	(13)	9
SDG&E Adjusted Earnings	$ 134	$ 108

SEMPRA ENERGY
Table B

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars in millions)	2015	2014(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$ 377	$ 570
Restricted cash	10	11
Accounts receivable, net	1,256	1,394
Due from unconsolidated affiliates	5	38
Income taxes receivable	53	45
Deferred income taxes	244	305
Inventories	255	396
Regulatory balancing accounts – undercollected	718	746
Fixed-price contracts and other derivatives	89	93
Asset held for sale, power plant	295	293
Other	354	293
Total current assets	3,656	4,184

Investments and other assets:
Restricted cash	23	29
Due from unconsolidated affiliates	195	188
Regulatory assets	3,046	3,031
Nuclear decommissioning trusts	1,150	1,131
Investments	2,772	2,848
Goodwill	903	931
Other intangible assets	412	415
Dedicated assets in support of certain benefit plans	476	512
Sundry	682	561
Total investments and other assets	9,659	9,646
Property, plant and equipment, net	26,236	25,902
Total assets	$ 39,551	$ 39,732

Liabilities and Equity
Current liabilities:
Short-term debt	$ 795	$ 1,733
Accounts payable	1,044	1,353
Due to unconsolidated affiliate	―	2
Dividends and interest payable	344	282
Accrued compensation and benefits	238	373
Current portion of long-term debt	477	469
Fixed-price contracts and other derivatives	50	55
Customer deposits	155	153
Other	667	649
Total current liabilities	3,770	5,069
Long-term debt	13,012	12,167

Deferred credits and other liabilities:
Customer advances for construction	144	144
Pension and other postretirement benefit plan obligations, net of plan assets	1,077	1,064
Deferred income taxes	3,019	3,003
Deferred investment tax credits	35	37
Regulatory liabilities arising from removal obligations	2,755	2,741
Asset retirement obligations	2,066	2,048
Fixed-price contracts and other derivatives	274	255
Deferred credits and other	1,118	1,104
Total deferred credits and other liabilities	10,488	10,396
Equity:
Total Sempra Energy shareholders’ equity	11,504	11,326
Preferred stock of subsidiary	20	20
Other noncontrolling interests	757	754
Total equity	12,281	12,100
Total liabilities and equity	$ 39,551	$ 39,732

(1)	Derived from audited financial statements.

SEMPRA ENERGY
Table C

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended March 31,
(Dollars in millions)	2015	2014
	(unaudited)
Cash Flows from Operating Activities
Net income	$ 458	$ 266
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	303	286
Deferred income taxes and investment tax credits	131	95
Gain on sale of equity interest	―	(27)
Plant closure adjustment	(21)	(13)
Equity earnings	(34)	(23)
Fixed-price contracts and other derivatives	11	(3)
Other	(27)	(24)
Net change in other working capital components	19	234
Changes in other assets	(42)	94
Changes in other liabilities	13	19
Net cash provided by operating activities	811	904

Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(780)	(801)
Expenditures for investments and acquisition of business	(34)	(12)
Proceeds from sale of equity interest, net of cash sold	―	66
Distributions from investments	1	3
Purchases of nuclear decommissioning and other trust assets	(95)	(198)
Proceeds from sales by nuclear decommissioning and other trusts	94	195
Decrease in restricted cash	25	23
Increase in restricted cash	(18)	(27)
Advances to unconsolidated affiliates	(5)	(17)
Repayments of advances to unconsolidated affiliates	33	―
Other	9	(2)
Net cash used in investing activities	(770)	(770)

Cash Flows from Financing Activities
Common dividends paid	(149)	(154)
Issuances of common stock	17	11
Repurchases of common stock	(65)	(37)
Issuances of debt (maturities greater than 90 days)	938	1,188
Payments on debt (maturities greater than 90 days)	(654)	(1,138)
Decrease in short-term debt, net	(363)	(69)
Other	45	6
Net cash used in financing activities	(231)	(193)

Effect of exchange rate changes on cash and cash equivalents	(3)	(1)

Decrease in cash and cash equivalents	(193)	(60)
Cash and cash equivalents, January 1	570	904
Cash and cash equivalents, March 31	$ 377	$ 844

SEMPRA ENERGY
Table D

SEGMENT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended March 31,
(Dollars in millions)	2015		2014
	(unaudited)
Earnings (Losses)
California Utilities:
San Diego Gas & Electric	$ 147		$ 99
Southern California Gas	214	(1)	78
Sempra International:
Sempra South American Utilities	41		35
Sempra Mexico	47		42
Sempra U.S. Gas & Power:
Sempra Renewables	13		28
Sempra Natural Gas	2		9
Parent and other	(27)		(44)
Earnings	$ 437		$ 247

	Three months ended March 31,
(Dollars in millions)	2015		2014
	(unaudited)
Capital Expenditures and Investments
California Utilities:
San Diego Gas & Electric	$ 355		$ 294
Southern California Gas	315		260
Sempra International:
Sempra South American Utilities	31		32
Sempra Mexico	55		75
Sempra U.S. Gas & Power:
Sempra Renewables	22		111
Sempra Natural Gas	25		40
Parent and other	11		1
Consolidated Capital Expenditures and Investments	$ 814		$ 813

(1)

Results for the three months ended March 31, 2015 for Southern California Gas Co. (SoCalGas) reflect the adoption of a California Public Utilities Commission decision authorizing SoCalGas to recognize annual revenue for core natural gas customers using seasonal factors, instead of recognizing such revenue ratably over the year as was previously authorized. This "seasonalization" resulted in $113 million higher earnings in the first quarter of 2015 compared to the same period in 2014. While this seasonalization will cause variability in results from quarter to quarter within the year, it will not impact full-year 2015 results.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended March 31,
UTILITIES	2015	2014

California Utilities - SDG&E and SoCalGas
Gas Sales (Bcf)(1)	99	112
Transportation (Bcf)(1)	155	162
Total Deliveries (Bcf)(1)	254	274
Total Gas Customers (Thousands)	6,746	6,714

Electric Sales (Millions of kWhs)(1)	3,832	3,897
Direct Access (Millions of kWhs)	867	888
Total Deliveries (Millions of kWhs)(1)	4,699	4,785
Total Electric Customers (Thousands)	1,419	1,410

Other Utilities
Natural Gas Sales (Bcf)
Mexico	7	6
Mobile Gas(2)	13	11
Willmut Gas	1	1
Natural Gas Customers (Thousands)
Mexico	108	101
Mobile Gas(2)	87	88
Willmut Gas	19	20
Electric Sales (Millions of kWhs)
Peru	1,923	1,851
Chile	792	788
Electric Customers (Thousands)
Peru	1,036	1,005
Chile	661	644

ENERGY-RELATED BUSINESSES

Sempra International
Power Sold (Millions of kWhs)
Sempra Mexico	910	1,102

Sempra U.S. Gas & Power
Power Sold (Millions of kWhs)
Sempra Renewables(3)	727	638
Sempra Natural Gas	1,373	1,252

(1)	Includes intercompany sales.
(2)	Includes transportation.
(3)

Includes 50% of total power sold related to solar and wind projects in which Sempra Energy has a 50% ownership. These subsidiaries are not consolidated within Sempra Energy, and the related investments are accounted for under the equity method.